Exhibit 10.19

FORM OF

ACKNOWLEDGEMENT AND AGREEMENT

As a condition of, and in consideration of, the retention bonus in the gross amount of One Hundred Thousand Dollars ($100,000.00), which will be paid, less applicable withholding taxes (the “Bonus”), to you in the next payroll (scheduled for May 31, 2013) in accordance with the payroll policies and practices of Fusion-io, Inc. (the “Company”), I hereby agree to the following terms and conditions of this Acknowledgement and Agreement (this “Acknowledgement”):

1.	Bonus Clawback.

(a) If, at any time prior to November 22, 2013, the Company terminates your employment with the Company for Cause or you resign from such employment for any reason other than Good Reason, you agree to repay the Bonus to the Company.

(b) In the event (i) the Company terminates your employment with the Company without Cause; or (ii) you terminate your employment with the Company for Good Reason; or (iii) your employment terminates with the Company as a result of your death or Disability, at any time, you will not be required to repay any portion of the Bonus to the Company.

(c) The terms “Cause,” “Good Reason,” and “Disability” shall have the meanings ascribed to them in your Involuntary Termination Severance Agreement with the Company.

2.	General Provisions.

(a) This Acknowledgement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. The California state courts in Santa Clara County and/or the United States District Court for the Northern District of California shall have exclusive jurisdiction and venue over all controversies in connection with this Acknowledgement.

(b) The provisions of this Acknowledgement shall survive the termination of my employment and the assignment of this Acknowledgement by the Company to any successor in interest or other assignee. This Acknowledgement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns

(c) I agree and understand that nothing in this agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company’s right to terminate my employment at any time, with or without Cause.

ACKNOWLEDGED AND AGREED:

Signature:

Print Name:

Date: